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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer World Equity Fund

As independent public accountants, we hereby consent to the use of our report on Pioneer World Equity Fund (to be renamed Pioneer International
Equity Fund) dated May 9, 2001 (and to all references to our firm) included in or made a part of Pioneer World Equity Fund's Post-Effective Amendment No. 7 and Amendment No. 8 to Registration Statement File Nos. 333-09079 and 811-07733, respectively.



/s/ Arthur Andersen LLP
Boston, Massachusetts
May 25, 2001